Exhibit 32.02

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Terrence Schmid, Chief Financial Officer of Imperva, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the period ended March 31, 2012 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2012	By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer
(Principal Financial Officer)